UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2023

Hostess Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7905 Quivira Road
Lenexa,	KS	66215
(Address of principal executive offices)		(Zip Code)
(816) 701-4600
(Registrant’s telephone number, including area code)

7905 Quivira Lenexa, Kansas 66215
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $0.0001 per share	TWNK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 7.01 Regulation FD Disclosure.

Management of Hostess Brands, Inc. (the "Company") will deliver an investor presentation at the Consumer Analyst Group of New York Conference on February 22, 2023 at 5:00 p.m. EST. A live audio webcast and replay of management's presentation, as well as the Company's investor presentation, will be made available on the Company's website located at www.hostessbrands.com. The Company reserves the right to discontinue that availability at any time.

The information furnished in this Item 7.01 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

The Company expressly disclaims any obligation to update or revise any of the information contained in the investor presentation.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibits
104.1	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

HOSTESS BRANDS, INC.

Date: February 22, 2023	By:	/s/ Travis E. Leonard
	Name:	Travis E. Leonard
	Title:	Executive Vice President, Chief Financial Officer